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                                                  FOR IMMEDIATE RELEASE

CONTACT

COMPANY:                                          CORPORATE PRESS RELATIONS:
Dawn Berrie (Corporate Press/Investor Relations)  Jason Schlossberg
TAKE-TWO INTERACTIVE SOFTWARE, INC.               EURO RSCG MIDDLEBERG
(646) 536-3006;                                   (212) 699-2564;
(646) 536-2926 fax                                (212) 699-2599 fax
dawn@take2games.com                               jason.schlossberg@eurorscg.com


                   Take-Two Interactive Software, Inc. Reports
               Record Second Quarter Fiscal 2003 Financial Results

New York, NY - May 29, 2003 - Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced record financial results for its second quarter and six months ended April 30, 2003.

Net sales for the second quarter ended April 30, 2003 were $194.2 million, a 14% increase over $170.3 million for the same period a year ago. Net income of $15.2 million represented an increase of 58% compared to $9.6 million last year, with diluted net income per share of $0.36, a 44% increase over $0.25 last year.

Net sales for the six months ended April 30, 2003 were $603.0 million, a 33% increase over $453.3 million for the same period a year ago. Net income of $65.7 million represented an increase of 48% compared to $44.5 million in the comparable period last year, with diluted net income per share of $1.55, compared to $1.16, an increase of 34%.

Guidance

Take-Two is raising its financial guidance for the fiscal year ending October 31, 2003 to $975 million in net sales and $2.28 of diluted net income per share. The Company is reiterating its guidance for the second half of fiscal 2003 and issuing guidance for the third quarter ending July 31, 2003 of $142 million in net sales and $0.16 of diluted net income per share.

Liquidity and Selected Balance Sheet Items

Take-Two generated approximately $22 million in cash flow from operations during the quarter. Working capital was approximately $264 million at April 30, 2003, as compared with $146 million at the same time a year ago. The Company had more than $188 million in cash as of April 30, 2003, as compared to approximately $70 million in cash as of April 30, 2002.

Jeffrey Lapin, Chief Executive Officer, commented, "Our second quarter results reflect Take-Two's continued success as a leading independent publisher and distributor in the interactive entertainment industry, and our ability to capitalize on our strategically balanced business model in a challenging retail environment. Top-selling products from our world-renowned Rockstar Games label once again drove our publishing revenue. We also benefited from the significant investments we have made over the past year in building Jack of All Games into the leading North American distributor of interactive entertainment software, hardware and accessories, as the business realized considerable revenue growth during the quarter and showed significantly improved profitability."

                                                                     Page 1 of 3
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Karl Winters, Chief Financial Officer, commented, "The second half of 2003 will mark the beginning of a significant growth phase for our Gathering label, which has rapidly expanded its product pipeline. The continued release of groundbreaking content from Rockstar Games and strong growth from our Jack of All Games distribution business, should lead to a strong conclusion to a record year. With Take-Two's highest ever level of cash, no debt, and earnings projected to grow over 25% in fiscal 2003, we have the financial resources in place to continue to invest in our business and generate meaningful growth in the future."

Publishing Highlights

In its second quarter of fiscal 2003, the Company's Rockstar Games shipped the highly anticipated Midnight Club 2 for the PlayStation(R)2, the sequel to the
1.5 million unit selling Greatest Hits PlayStation(R)2 launch title Midnight Club. Rockstar also released PlayStation(R)2 Greatest Hits and Xbox(TM) versions of its million unit selling State of Emergency title and an Xbox(TM) Platinum Hits version of its multi-million unit selling franchise Max Payne.

Gathering released Vietcong and Tropico 2: Pirate Cove for the PC. Gotham Games released Conflict: Desert Storm for the GameCube, Piglet's Big Game for the PlayStation(R)2 and GameCube, and Patriotic Pinball and Big Strike Bowling for the PlayStation(R).

In the third fiscal quarter, Take-Two's Rockstar Games has shipped Grand Theft
Auto: Vice City for the PC. Other third quarter product releases are expected to include Rockstar's highly anticipated Midnight Club 2 for the PC and Xbox(TM); Gotham Games' launch of the new title Great Escape in North America on PlayStation(R)2, PC and Xbox(TM) and Motocross Mania 2 and ATV Mania for the PlayStation(R); and from Gathering, the sequels Age of Wonders: Shadow Magic and Stronghold Warchest, both for the PC.

Products planned for release in the fourth fiscal quarter include the launch of Rockstar Games' new title Manhunt for PlayStation(R)2 from Rockstar North, the developers of the global blockbuster Grand Theft Auto series. Gathering's extensive lineup includes Mafia for PlayStation(R)2, Hidden & Dangerous 2 and Railroad Tycoon 3, sequels to the popular franchises which have individually sold over 1 million units, and Space Colony, a new title, all for the PC. Gotham Games expects to ship Conflict: Desert Storm II in North America for PlayStation(R)2, PC and Xbox(TM), MTV's Celebrity Deathmatch for PlayStation(R)2, PC, Xbox(TM), GameCube and PlayStation(R), and Starsky & Hutch in North America for PlayStation(R)2, PC and Xbox(TM).

Also, at the recent Electronic Entertainment Expo (E3) industry trade show, Take-Two announced several new products, including Rockstar's Max Payne 2: The Fall of Max Payne, the sequel to the hit franchise that has sold over 3.5 million units since its debut in 2001. The title is expected to launch on the PC this Fall, with console versions expected to be released shortly thereafter. Take-Two is also pleased to announce that Rockstar's Grand Theft Auto: Vice City for PlayStation(R)2 was named Game of the Year and Best Adventure Game by Sony Computer Entertainment America at their E3 Publisher's Choice Awards.

Distribution Highlights

Jack of All Games has firmly established itself as the leading North American distributor of videogame software and hardware. It offers a complete line of products, emphasizing compelling mid-priced and budget-priced software, to over 20,000 retail storefronts, including mass merchandisers, drug store and supermarket chains, and video and music retailers. Jack of All Games is uniquely positioned to continue to benefit from the proliferation of software products being introduced from publishers that do not have established distribution relationships, those who have excess inventory, and those who cannot efficiently publish their content at affordable price points. During the second quarter of fiscal 2003, Jack of All Games began to see the direct benefits of this strategy in the form of improved profitability and record distribution sales levels.

                                                                     Page 2 of 3
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Management

Take-Two announced that its President, Paul Eibeler, has decided not to return to the Company following a medical leave of absence that began in early April. Mr. Eibeler, who had been President since July 2000, will be available to consult with management as needed in order to ensure an orderly transition of his responsibilities. Commenting on Mr. Eibeler's decision, Chief Executive Officer Jeffrey Lapin stated, "We are grateful for Paul's enormous contributions to the success of Take-Two during the past three years, and we wish him well in his future endeavors."

Conference Call

Take-Two will host a conference call today at 8:30 am Eastern Time to review its results for the second quarter and six months ended April 30, 2003 and to discuss its outlook. A live webcast of the call is available by visiting www.take2games.com, and a replay of the call will be archived through the close of business on Friday, June 6, 2003.

                                ----------------

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is an integrated global developer, marketer, distributor, and publisher of interactive entertainment software games and accessories for the PC, PlayStation(R) game console, PlayStation(R)2 computer entertainment system, Xbox(TM) video game system from Microsoft(TM), Nintendo GameCube(TM) and Nintendo Game Boy Advance. The Company publishes and develops products through its wholly owned subsidiary labels: Rockstar Games, Gotham Games, Gathering, Joytech and Global Star. The Company maintains sales and marketing offices in Cincinnati, New York, Toronto, London, Paris, Munich, Vienna, Copenhagen, Milan, Sydney, Amsterdam and Auckland. Take-Two's common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Safe Harbor Statement under the Private Securities Reform Act of 1995: The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. These important factors are described in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2002 and on Form 10-Q for the quarter ended January 31, 2003.

                                       ###
                                                                     Page 3 of 3

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TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Consolidated Condensed Statements of Operations
For the three and six months ended April 30, 2003 and 2002 (unaudited) (In thousands, except per share data)

                                                                     Three months ended April 30,        Six months ended April 30,
                                                                          2003            2002              2003             2002
                                                                     ----------------------------     ------------------------------
                                                                               (Unaudited)                      (Unaudited)
Net sales                                                             $ 194,213        $ 170,330        $ 603,007        $ 453,256
Cost of sales
   Product costs                                                         98,914           84,614          303,342          241,313
   Royalties                                                             19,460           21,481           56,348           41,649
   Software development costs                                             3,365              938            6,716            3,893
                                                                      ---------        ---------        ---------        ---------
         Total cost of sales                                            121,739          107,033          366,406          286,855
                                                                      ---------        ---------        ---------        ---------

         Gross profit                                                    72,474           63,297          236,601          166,401

Operating expenses
   Selling and marketing                                                 22,461           20,522           56,915           42,517
   General and administrative                                            16,970           18,924           48,329           37,921
   Research and development                                               4,761            3,937           10,376            5,891
   Depreciation and amortization                                          3,197            2,159           10,759            4,073
                                                                      ---------        ---------        ---------        ---------
         Total operating expenses                                        47,389           45,542          126,379           90,402

         Income from operations                                          25,085           17,755          110,222           75,999

Interest (income) expenses, net                                            (743)              53           (1,088)           1,027
Gain on sale of marketable securities                                         -              (32)             (39)            (159)
Class action settlement costs                                                 -            1,468                -            1,468
                                                                      ---------        ---------        ---------        ---------
         Total non-operating (income) expenses                             (743)           1,489           (1,127)           2,336

         Income before income taxes                                      25,828           16,266          111,349           73,663

Provision for income taxes                                               10,589            6,629           45,648           29,197
                                                                      ---------        ---------        ---------        ---------

         Net income                                                   $  15,239        $   9,637        $  65,701        $  44,466
                                                                      =========        =========        =========        =========

Per share data:

   Diluted:
         Weighted average common shares outstanding                      42,281           38,768           42,279           38,280
                                                                      =========        =========        =========        =========

                                                                      ---------        ---------        ---------        ---------
         Net income per share - Diluted                               $    0.36        $    0.25        $    1.55        $    1.16
                                                                      =========        =========        =========        =========

                                                                     Three months ended April 30,      Six months ended April 30,
OTHER INFORMATION                                                         2003            2002              2003             2002
                                                                     ----------------------------     ------------------------------
   Total revenue mix

         Publishing                                                          65%              79%              72%              72%
         Distribution                                                        35%              21%              28%              28%

     Geographic revenue mix

         North America                                                       72%              76%              72%              78%
         International                                                       28%              24%              28%              22%

     Publishing platform revenue mix

         Sony PlayStation 2                                                  72%              82%              88%              82%
         Sony PlayStation                                                     6%               6%               4%               6%
         Microsoft Xbox                                                       4%               6%               2%               6%
         PC                                                                  14%               5%               5%               4%
         Accessories and other                                                4%               1%               1%               2%

TAKE-TWO INTERACTIVE SOFTWARE, INC. and SUBSIDIARIES
Consolidated Condensed Balance Sheets
As of April 30, 2003 (unaudited) and October 31, 2002
(In thousands, except share data)


ASSETS                                                                                             April 30, 2003   October 31, 2002
                                                                                                   --------------   ----------------
Current assets
   Cash and cash equivalents                                                                          $ 188,350         $ 108,369
   Accounts receivable, net of provision for doubtful accounts and sales allowances of $42,831 and $29,194 at April 30, 2003 and
      October 31, 2002, respectively                                                                    100,213           107,188
   Inventories, net                                                                                      71,342            74,391
   Prepaid royalties                                                                                     12,566            13,723
   Prepaid expenses and other current assets                                                             15,614            19,569
   Deferred tax asset                                                                                     5,392             5,392
                                                                                                      ---------         ---------
         Total current assets                                                                           393,477           328,632

Fixed assets, net                                                                                        18,432            15,319
Prepaid royalties                                                                                         7,183            12,203
Capitalized software development costs, net                                                              11,780            10,385
Investments                                                                                                   -                97
Goodwill, net                                                                                            99,831            61,529
Intangibles, net                                                                                         42,102            55,293
Deferred tax asset                                                                                        7,983             7,983
Other assets, net                                                                                           190               266

                                                                                                      ---------         ---------
         Total assets                                                                                 $ 580,978         $ 491,707
                                                                                                      =========         =========

LIABILITIES and STOCKHOLDERS' EQUITY

Current liabilities
   Accounts payable                                                                                   $  63,902         $  79,660
   Accrued expenses and other current liabilities                                                        49,527            49,821
   Income taxes payable                                                                                  16,124             1,603
   Current portion of capital lease obligation                                                              100                95
                                                                                                      ---------         ---------
         Total current liabilities                                                                      129,653           131,179

Capital lease obligation, net of current portion                                                            125               201
Deferred tax liability                                                                                    6,178             3,885

                                                                                                      ---------         ---------
         Total liabilities                                                                              135,956           135,265
                                                                                                      ---------         ---------

Stockholders' equity
   Common stock, par value $.01 per share; 50,000,000 shares authorized;
      41,526,787 and 40,361,739 shares issued and outstanding                                               415               404
   Additional paid-in capital                                                                           295,245           273,502
   Deferred compensation                                                                                 (1,908)             (227)
   Retained earnings                                                                                    153,505            87,804
   Accumulated other comprehensive loss                                                                  (2,235)           (5,041)
                                                                                                      ---------         ---------
         Total stockholders' equity                                                                     445,022           356,442

                                                                                                      ---------         ---------
         Total liabilities and stockholders' equity                                                   $ 580,978         $ 491,707
                                                                                                      =========         =========
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